Exhibit 99.1

Pyxus International, Inc.	Tel: 919 379 4300
8001 Aerial Center Parkway	Fax: 919 379 4346
Post Office Box 2009	www.pyxus.com
Morrisville, NC 27560-2009
USA

NEWS RELEASE	Contact:	Tomas Grigera
(919) 379-4300
Pyxus International, Inc. Reports Fiscal Year 2022 Third Quarter Results

Morrisville, NC – February 10, 2022 – Pyxus International, Inc. (OTC Pink: PYYX) (“Pyxus” or the “Company”), a global value-added agricultural company, today announced results for its fiscal quarter ended December 31, 2021.
Highlights (comparisons are to the relevant prior-year period):
•Sales and other operating revenues increased $49.3 million, or 13.0%, to $428.9 million for the three months ended December 31, 2021.
•Gross profit increased $2.7 million, or 4.3%, to $65.2 million for the three months ended December 31, 2021. Gross profit as a percent of sales decreased to 15.2% for the three months ended December 31, 2021.
•Selling, general, and administrative ("SG&A") expenses decreased $11.7 million, or 25.5%, to $34.2 million for the three months ended December 31, 2021.
•While COVID-related shipping constraints continue, as of December 31, 2021, more than 90% of the Company’s inventory is committed to specific customers to meet near-term forecasted demand.
•Cash and cash equivalents was $146.1 million, an increase of $22.9 million, as of December 31, 2021.
•In December 2021, the Company began to pay down the Delayed Draw Term Loan with a $15.4 million prepayment.
•Sales and other operating revenues increased $211.4 million, or 22.4%, to $1,156.4 million for the nine months ended December 31, 2021.
•Gross profit increased $41.5 million, or 35.2%, to $159.4 million for the nine months ended December 31, 2021. Gross profit as a percent of sales increased to 13.8% for the nine months ended December 31, 2021.
•SG&A expenses decreased $43.5 million, or 29.1%, to $106.0 million for the nine months ended December 31, 2021.
•In January 2022, the Company completed the sale of the assets of FIGR Norfolk Inc., which effectively concludes our strategic exit of the cash-flow-negative cannabinoid operations.
•In February 2022, the Company entered into a new $100.0 million ABL credit facility with PNC Bank to replace its existing $75.0 million ABL Credit Facility.
Pieter Sikkel, President and CEO of Pyxus, said, “We are pleased that our leaf operations’ volume, revenue, and gross margin continued to improve on a year-to-date basis. As of December 31, 2021, more than 90% of the Company’s inventory was committed to specific customers to meet near-term forecasted demand. In addition, our uncommitted inventory decreased compared to the prior year, is near the low end of our target range of between $50 million and $150 million, and is expected to remain near the low end of our targeted range through fiscal year-end.

“We remain proactive in our efforts to accelerate shipments delayed by COVID-related logistical challenges – particularly the lack of vessel and container availability – and continue to utilize additional ports for product export while working with customers to expedite certain processes. We do however expect these challenges to linger for the remainder of our fiscal year, which will delay shipments of committed inventory from the fourth quarter of fiscal 2022 into the first half of fiscal 2023. As a result, we estimate our fiscal 2022 revenue to be between $1.55 billion and $1.7 billion and our adjusted EBITDA* to be between $125 million and $145 million.

“We maintained focus on liquidity during the period, evidenced by our cash position of $146.1 million, an increase of $22.9 million compared to the prior year, and the availability of $22.5 million under the ABL Credit Facility. To proactively address upcoming maturities in our capital structure, in February 2022, we entered into a new $100.0 million ABL credit facility with PNC Bank to replace our existing $75.0 million ABL Credit Facility. The PNC ABL Credit Facility extends the maturity and has a lower interest rate compared to the ABL Credit Facility that it replaced. In addition, we began to pay down the Delayed Draw Term Loan with a $15.4 million prepayment in December.

“We are pleased that on January 28, 2022, we completed the sale of the assets of FIGR Norfolk, Inc., which effectively concludes our strategic exit of the cash-flow-negative cannabinoid operations. With the completion of this sale, no subsidiaries of the Company produce or sell Canadian cannabis in any capacity. Due to our restructuring activities, our SG&A expenses decreased $43.5 million, or 29.1%, compared to the same period of the prior year and we continue to expect our SG&A expense for the fiscal year to be between $140.0 million and $145.5 million (excluding non-recurring items and potential changes in foreign currency exchange rates).

“In the e-liquids industry, continued delays of enforcement activities in the e-liquids industry have resulted in lower than anticipated revenue and adjusted EBITDA through the third quarter. In November 2021, we disposed of interests in Humble Juice Co., LLC in exchange for royalties on future revenues, which partially offsets lower than anticipated adjusted EBITDA for the fiscal year by reducing further SG&A expenses associated with Humble.

“In December 2021, we unveiled our Environmental, Social, and Governance ("ESG") framework, which demonstrates our commitment to operating our business in a responsible manner. Additionally, we have been recognized by CDP, the global gold standard of environmental reporting, for our coordinated efforts to address climate change, water security, and deforestation. Our team is energized by the strengthening of our business and the implementation of our ESG strategy as we work together to achieve our purpose of growing a better world.”

*Adjusted EBITDA is not a measure of results under generally accepted accounting principles in the United States. See the reconciliation tables included in this press release for details regarding the calculation of Adjusted EBITDA.

Performance Summary for Three Months Ended December 31, 2021
Sales and other operating revenues increased $49.3 million, or 13.0%, to $428.9 million for the three months ended December 31, 2021 from $379.6 million for the three months ended December 31, 2020. This increase was due to a 18.7% increase in leaf volume from $17.5 million of shipments in Africa that were delayed by the COVID-19 pandemic and customer shipping instructions from fiscal 2021 into the current quarter, larger crop sizes in Africa, and timing of shipments. This increase was partially offset by a 3.4% decrease in leaf average sales price driven by product mix having a higher concentration of byproducts in South America, the deconsolidation of the Company's subsidiaries operating legal cannabis businesses in Canada (the "Canadian Cannabis Subsidiaries") in the fourth quarter of fiscal 2021, and a decrease in e-liquids revenue related to a general industry slow-down amid evolving regulations and the disposition of the Company's interests in Humble Juice Co., LLC during the quarter.
Cost of goods and services sold increased $46.7 million, or 14.7%, to $363.7 million for the three months ended December 31, 2021 from $317.0 million for the three months ended December 31, 2020. This increase was mainly due to the increase in sales and other operating revenues.

Gross profit increased $2.7 million, or 4.3%, to $65.2 million for the three months ended December 31, 2021 from $62.5 million for the three months ended December 31, 2020 mainly due to the decrease in total sales and other operating revenues. Gross profit as a percent of sales decreased to 15.2% for the three months ended December 31, 2021 from 16.5% for the three months ended December 31, 2020. This decrease was attributable to product mix having a higher concentration of byproducts, higher green tobacco prices, and foreign currency fluctuations. This decrease was partially offset by lower conversion costs per kilo.
Selling, general, and administrative ("SG&A") expenses decreased $11.7 million, or 25.5%, to $34.2 million for the three months ended December 31, 2021 from $45.9 million for the three months ended December 31, 2020. SG&A expenses as a percent of sales decreased to 8.0% for the three months ended December 31, 2021 from 12.1% for the three months ended December 31, 2020. These decreases were mainly due to increased sales and other operating revenues, the deconsolidation of the Canadian Cannabis Subsidiaries in the fourth quarter of fiscal 2021, and savings from restructuring initiatives.

Restructuring and asset impairment charges decreased $7.2 million or 92.3% to $0.6 million for the three months ended December 31, 2021 from $7.8 million for the three months ended December 31, 2020 due to fiscal 2021 restructuring initiatives, which included the Company's industrial hemp and CBD businesses.
Income tax expense increased $27.3 million to $31.8 million for the three months ended December 31, 2021 from $4.5 million for the three months ended December 31, 2020. The increase was driven by the Company utilizing a different method for estimating tax expense for the period ended December 31, 2021 due to COVID-19 pandemic-driven variability in the Company's current expectations of results of operations for the remainder of the fiscal year. Using the discrete method for the period ended December 31, 2021, the Company determined current and deferred income tax expense as if the interim nine-month period was a year-end period, which resulted in the recognition of the fiscal 2022 year-to-date expense in the quarter. See the Company's Form 10-Q for the period ended December 31, 2021 for additional information.

Liquidity and Capital Resources
The Company’s liquidity requirements are affected by various factors including crop seasonality, foreign currency and interest rates, green tobacco prices, customer mix, crop size and quality, and legal and professional costs. As of December 31, 2021, the Company’s available credit lines and cash totaled $407.8 million, including $235.2 million of availability under foreign seasonal lines of credit.

Financial Results Investor Call
The Company will hold a conference call to report financial results for the period ended December 31, 2021, on February 10, 2022 at 5:30 P.M. ET. The dial in number for the call is (929) 477-0324 or (800) 458-4121 and the conference ID is 9127889. Those seeking to listen to the call may access a live broadcast on the Pyxus International website. Please visit www.pyxus.com 15 minutes in advance to register.
For those who are unable to listen to the live event, a replay will be available for five days by dialing (719) 457-0820 or (888) 203-1112 and entering the access code 9127889. Any replay, rebroadcast, transcript or other reproduction of this conference call, other than the replay accessible by calling the number above, has not been authorized by Pyxus International and is strictly prohibited. Investors should be aware that any unauthorized reproduction of this conference call may not be an accurate reflection of its contents.
Fresh Start Reporting
On June 15, 2020, the Company’s predecessor and certain of its domestic subsidiaries (the “Debtors”) voluntarily commenced cases (the “Chapter 11 Cases”) under Chapter 11 of the United States Bankruptcy Code to implement a prepackaged Chapter 11 plan of reorganization in order to effectuate a financial restructuring, which plan or reorganization, as amended (the “Plan”), became effective on August 24, 2020 (the “Effective Date”). Upon the effectiveness of the Plan and the emergence of the Debtors from the Chapter 11 Cases, the Company determined it qualified for fresh start reporting under generally accepted accounting principles in the United States (“GAAP”), which resulted in the Company becoming a new entity for financial reporting purposes on the Effective Date. The Company elected to apply fresh start reporting using a convenience date of August 31, 2020. Due to the application of fresh start reporting, the pre-emergence and post-emergence periods are not comparable. The lack of comparability is emphasized by the use of a “black line” to separate the Predecessor and Successor periods in the Company’s condensed consolidated financial statements. References to “Successor” relate to the Company’s financial position and results of operations after August 31, 2020. References to “Predecessor” relate to the financial position and results of operations on or before August 31, 2020.

Cautionary Statement Regarding Forward-Looking Statements
Readers are cautioned that the statements contained in this report regarding expectations of our performance or other matters that may affect our business, results of operations, or financial condition are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. These statements, which are based on current expectations of future events, may be identified by the use of words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets,” and other words of similar meaning. These statements also may be identified by the fact that they do not relate strictly to historical or current facts. If underlying assumptions prove inaccurate, or if known or unknown risks or uncertainties materialize, actual results could vary materially from those anticipated, estimated, or projected. Some of these risks and uncertainties include:
•risks related to our indebtedness, including that the Company has substantial debt which may adversely affect it by limiting future sources of financing, interfering with its ability to pay interest, and principal on its indebtedness and subjecting it to additional risks, the Company requires a significant amount of cash to service indebtedness and its ability to generate cash depends on many factors beyond its control, the Company may not be able to refinance or renew its indebtedness, which may have a material adverse effect on its financial condition, the Company may not be able to satisfy the covenants included in its financing arrangements, which could result in the default of its outstanding debt obligations, and despite current indebtedness levels, the Company may still be able to incur substantially more debt, which could exacerbate further the risks associated with its significant leverage;
•risks and uncertainties relating to the Chapter 11 Cases and the Company's liquidity and business strategy, including but not limited to: whether the Company’s leaf tobacco customers, farmers and other suppliers might lose confidence in

Pyxus as a result of the Chapter 11 Cases and may seek to establish alternative commercial relationships, whether, as a result of the Chapter 11 Cases, foreign lenders that have provided short-term operating credit lines to fund leaf tobacco operations at the local level may lose confidence in Pyxus and cease to provide such funding, uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern, unanticipated developments with respect to liquidity needs and sources of liquidity could result in a deficiency in liquidity; and the Company’s Board of Directors, as reconstituted in connection with the Chapter 11 Cases, may implement changes in the Company’s business strategy that could affect the scope of its operations, including the countries in which it continues to operate and the business lines that it continues to pursue, and may result in the recognition of restructuring or asset impairment charges;
•risk and uncertainties related to the Company’s leaf tobacco operations, including changes in the timing of anticipated shipments, changes in anticipated geographic product sourcing, changes in relevant capital markets affecting the terms and availability of short-term seasonal financing, political instability, currency and interest rate fluctuations, shifts in the global supply and demand position for tobacco products, changes in tax laws and regulations or the interpretation of tax laws and regulations, resolution of tax matters, adverse weather conditions, the impact of disasters or other unusual events affecting international commerce, and changes in costs incurred in supplying products and related services;
•risks and uncertainties related to the COVID-19 pandemic, including possible delays in shipments of leaf tobacco, including from the closure or restricted activities at ports or other channels, disruptions to the Company’s operations or the operations of suppliers and customers resulting from restrictions on the ability of employees and others in the supply chain to travel and work, border closures, determinations by Pyxus or shippers to temporarily suspend operations in affected areas, whether the Company’s operations that have been classified as “essential” under various governmental orders restricting business activities will continue to be so classified or, even if so classified, whether site-specific health and safety concerns related to COVID-19 might otherwise require operations at any of the Company's facilities to be halted for some period of time, negative consumer purchasing behavior with respect to the Company’s products or the products of its leaf tobacco customers during periods of government mandates restricting activities imposed in response to the COVID-19 pandemic, and the extent to which the impact of the COVID-19 pandemic on the Company’s operations and the demand for its products may not coincide with impacts experienced in the United States due to the international scope of its operations, including in emerging and other markets in which the Company operates where the timing and severity of COVID-19 outbreaks and the pace of COVID-19 vaccinations may differ from those in the United States; and
•risks and uncertainties related to the Company’s business lines in its Other Products and Services segment, including that e-liquids business has a limited operating history, is in a newly developed market, may not generate the results that the Company anticipates and has, and may continue to need, significant investment to fund continued operations and expansion, that its technologies, processes and formulations may become obsolete, that government approvals necessary for the continued sale of certain e-liquids products may not be obtained, the impact of increasing competition, uncertainties with respect to the development of the industry and market, including the level of consumer demand for such products, the potential for product liability claims, uncertainties with respect to the extent of consumer acceptance of the products offered by the e-liquids business, the impact of regulation associated with the e-liquids business, and risks and uncertainties related to the proceeding initiated in January 2021 under Canada’s Companies’ Creditors Arrangement Act by the Canadian Cannabis Subsidiaries, including the extent of any recovery or additional impairment that Pyxus may recognize with respect to its investments in these subsidiaries.

A further list and description of these risks, uncertainties, and other factors can be found in Part I, Item 1A "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2021 and in its other filings with the Securities and Exchange Commission. The Company does not undertake to update any forward-looking statements that it may make from time to time.

Non-GAAP Financial Information
This press release contains financial measures that have not been prepared in accordance GAAP. They include EBITDA, Adjusted EBITDA, and SG&A expense (excluding non-recurring items and potential changes in foreign currency exchange rates). Tables showing the reconciliation of historical non-GAAP financial measures are attached to this release. The range of Adjusted EBITDA anticipated for fiscal year ending March 31, 2022 is calculated in a manner consistent with the presentation of Adjusted EBITDA in the attached tables. Because of the forward-looking nature of the estimated range of Adjusted EBITDA and SG&A expense (excluding non-recurring items and potential changes in foreign currency exchange rates), it is impractical to present a quantitative reconciliation of each such measure to a comparable GAAP measure, and accordingly no such GAAP measure is being presented.

About Pyxus International, Inc.
Pyxus International, Inc. is a global agricultural company with more than 145 years’ experience delivering value-added products and services to businesses and customers. Driven by a united purpose—to transform people’s lives, so that together we can grow a better world—Pyxus International, its subsidiaries and affiliates, are trusted providers of responsibly sourced, independently verified, sustainable and traceable products and ingredients. For more information, visit www.pyxus.com.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)	Three months ended December 31, 2021	Three months ended December 31, 2020
Sales and other operating revenues	$428,942	$379,560
Cost of goods and services sold	363,716	317,032
Gross profit	65,226	62,528
Selling, general, and administrative expenses	34,235	45,943
Other (expense) income, net	(209)	4,669
Restructuring and asset impairment charges	560	7,774
Operating income	30,222	13,480
Loss on deconsolidation/disposition of subsidiaries	7,069	—
Interest expense, net	27,503	24,772
Loss before income taxes and other items	(4,350)	(11,292)
Income tax expense	31,809	4,492
Income from unconsolidated affiliates	6,102	7,564
Net loss	(30,057)	(8,220)
Net income (loss) attributable to noncontrolling interests	43	(55)
Net loss attributable to Pyxus International, Inc.	$(30,100)	$(8,165)

Loss per share:
Basic and Diluted	$(1.20)	$(0.33)

Weighted average number of shares outstanding:
Basic and Diluted	25,000	25,000

	Successor		Predecessor
(in thousands, except per share data)	Nine months ended December 31, 2021	Four months ended December 31, 2020	Five months ended August 31, 2020
Sales and other operating revenues	$1,156,433	$497,394	$447,600
Cost of goods and services sold	997,033	424,498	402,594
Gross profit	159,400	72,896	45,006
Selling, general, and administrative expenses	106,005	61,627	87,858
Other (expense) income, net	(1,863)	2,736	(539)
Restructuring and asset impairment charges	7,652	8,991	566
Operating income (loss)	43,880	5,014	(43,957)
Loss on deconsolidation/disposition of subsidiaries	9,525	—	—
Debt retirement expense	—	—	828
Interest expense, net	82,820	32,921	45,190
Reorganization items, net	—	—	105,984
(Loss) income before income taxes and other items	(48,465)	(27,907)	16,009
Income tax expense (benefit)	9,242	(6,091)	292
Income from unconsolidated affiliates	5,999	7,798	2,358
Net (loss) income	(51,708)	(14,018)	18,075
Net loss attributable to noncontrolling interests	(419)	(540)	(962)
Net (loss) income attributable to Pyxus International, Inc.	$(51,289)	$(13,478)	$19,037

(Loss) earnings per share:
Basic	$(2.05)	$(0.54)	$1.91
Diluted	$(2.05)	$(0.54)	$1.91

Weighted average number of shares outstanding:
Basic	25,000	25,000	9,976
Diluted	25,000	25,000	9,992

Reconciliation of Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)(1) (Unaudited)

	Three Months Ended		Nine Months Ended			Fiscal Year Ended		LTM(10)
(in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020*	December 31, 2019	March 31, 2021*	March 31, 2020	December 31, 2021	December 31, 2020
Net (loss) income attributable to Pyxus International, Inc.	$(30,100)	$(8,165)	$(51,289)	$5,559	$(100,308)	$(117,649)	$(264,661)	$(174,497)	$(158,794)
Plus: Interest expense	27,818	24,898	84,376	79,717	101,346	103,340	136,656	107,999	115,027
Plus: Income tax expense (benefit)	31,809	4,492	9,242	(5,799)	25,238	13,507	131,789	28,548	100,752
Plus: Depreciation and amortization expense	3,814	9,806	11,984	29,881	26,003	28,419	35,828	10,522	39,706
EBITDA(1)	33,341	31,031	54,313	109,358	52,279	27,617	39,612	(27,428)	96,691
Plus: Reserves for doubtful customer receivables	377	1,893	3,268	697	1	4,663	8,715	7,234	9,411
Less: Other income (expense), net	163	4,669	(1,491)	2,197	4,061	(10,154)	2,133	(13,842)	269
Plus: Fully reserved recovery of tax(2)	—	—	—	2,938	7,685	2,937	9,039	(1)	4,292
Plus: Restructuring and asset impairment charges	560	7,774	7,652	9,557	892	12,383	5,646	10,478	14,311
Plus: Goodwill impairment	372	—	372	—	—	1,082	33,759	1,454	33,759
Plus: Loss on deconsolidation/disposition of subsidiaries	7,069	—	9,525	—	—	70,242	—	79,767	—
Plus: Reorganization Items(3)	—	—	—	(105,984)	—	(105,984)	—	—	(105,984)
Plus: Debt Restructuring(4)	1,006	3,338	3,286	21,814	—	23,590	1,406	5,062	23,220
Plus: Write-down of US Hemp Inventory(5)	—	—	1,913	19,320	—	29,528	1,165	12,121	20,485
Plus: Costs associated with transformation related to "One Tomorrow" new business initiatives, not anticipated to be recurring costs(6)	—	47	—	110	13,821	110	14,441	—	730
Less: Criticality Adjusted EBITDA(7)	(81)	(1,680)	(868)	(3,955)	(759)	(4,228)	(1,938)	(1,141)	(5,134)
Less: Canadian Cannabis Adjusted EBITDA(8)	—	(879)	—	(7,409)	(7,944)	(9,846)	(10,009)	(2,437)	(9,474)
Plus: Other adjustments(9)	368	470	942	2,687	3,433	3,128	4,086	1,383	3,340
Adjusted EBITDA(1)	$43,011	$42,443	$83,630	$69,664	$82,753	$93,524	$127,683	$107,490	$114,594
*Combined (Non-GAAP). See accompanying reconciliations for the combined nine-month period ended December 31, 2020 and the twelve-month period ended March 31, 2021.

1.Earnings before interest, taxes, depreciation and amortization (“EBITDA”) and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) are not measures of results of operations under generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to other U.S. GAAP measurements. We have presented EBITDA and Adjusted EBITDA to adjust for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on our reported results. This presentation enables readers to better compare our results to similar companies that may not incur the impact of various items identified above. Management acknowledges that there are many items that impact a company's reported results and this list is not intended to present all items that may have impacted these results. EBITDA, Adjusted EBITDA and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies or appearing in our debt obligations or agreements. EBITDA and Adjusted EBITDA as presented may not equal column or row totals due to rounding.
2.Represents income (included in Other (expense) income, net) from cash received in the period presented from the sale of Brazilian intrastate trade tax credits that had been generated by intrastate purchases of tobacco primarily in prior crop years. The Brazilian states of Rio Grande do Sul and Santa Catarina permit the sale or transfer of excess credits to third parties subject to approval by the related tax authorities. The Company has long-term agreements with these Brazilian state governments regarding the amounts and timing of credits that can be sold. Intrastate trade tax credits that are not able to be sold under existing agreements are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold.
3.Represents expenditures, gains, and losses that were realized or incurred subsequent to the commencement of the Chapter 11 Cases and as a direct result of the Chapter 11 Cases, which are reported as reorganization items in the condensed consolidated statements of operations, and are primarily composed of write-off of unamortized debt issuance costs and discount, fresh start reporting adjustments, legal, valuation, and consulting professional fees pertaining to the Chapter 11 Cases, United States trustee fees, and debtor-in-possession financing fees.
4.Legal and professional fees incurred in connection with the Chapter 11 Cases, including in preparation for the commencement of the Chapter 11 Cases, not otherwise included in “Reorganization items” and, for the three and nine months ended December 31, 2021, also includes consulting fees incurred in connection with the implementation of process improvements required in connection with the Company’s delayed-draw term loan credit facility established in the current fiscal year.
5.Write-offs of U.S. Industrial hemp inventory driven by a shift in expected future product mix in response to market supply conditions and continued market price compression and, for the nine months ended December 31, 2021, the write-off of the Company's remaining industrial hemp CBD extraction equipment and related non-refundable deposits that will not be utilized.
6.Includes expenses incurred associated with the development and implementation of the "One Tomorrow" business transformation strategy to develop Canadian cannabis, industrial hemp and e-liquid businesses and exploration of potential monetization transactions involving the Company's interest in these businesses, including legal, strategic consulting, business brokerage and other professional fees, communications expenses consisting principally of fees to branding consultants and for translation services, and human resources expenses, including primarily professional fees related to recruiting and employee communications.
7.Adjusted EBITDA attributable to our investment in Criticality, LLC ("Criticality") to the extent included in our consolidated results of operations, which is calculated on the same basis as Adjusted EBITDA presented in this table. Criticality was engaged in the extraction of CBD from industrial hemp and other applications for industrial hemp. In December 2020, we commenced actions to exit operations of the industrial hemp businesses, including the production and sale of products containing extracts of industrial hemp, including CBD products, by Criticality. Criticality’s CBD extraction facility has ceased operations.
8.Adjusted EBITDA attributable to our investments in Figr Brands, Inc., Canada’s Island Garden Inc. and Figr Norfolk Inc. (the "Canadian Cannabis Subsidiaries") to the extent included in our consolidated results of operations, which is calculated on the same basis as Adjusted EBITDA presented in this table. The Canadian Cannabis Subsidiaries collectively operated businesses, under licenses issued by Health Canada, for the production and sale of cannabis products to retailers in Canada. The Canadian Cannabis Subsidiaries were the only subsidiaries of Pyxus engaged in such business. On January 21, 2021, the Canadian Cannabis Subsidiaries applied for relief from their respective creditors pursuant to Canada’s Companies’ Creditors Arrangement Act and the results of operations of the Canadian Cannabis Subsidiaries have been deconsolidated from our consolidated results for periods commencing on January 21, 2021. In May 2021, definitive agreements for the sale of the outstanding equity of Canada’s Island Garden Inc. and Figr Norfolk Inc. and certain intangible assets of Figr Brands, Inc. were entered into in connection with our decision to exit the Canadian cannabis business, with the sale of the equity of Canada's Island Garden, Inc. and certain intangible assets of FIGR Brands, Inc. being completed on June 28, 2021 and the sale of the assets of Figr Norfolk Inc. being completed on January 28, 2022.
9.Includes the following items previously reported as separate adjustments: (i) the addition of unrecovered amounts expensed directly to cost of goods and services sold in the income statement for abnormal yield adjustments or unrecovered amounts from prior crops (normal yield adjustments are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold) , (ii) the addition of non-cash employee stock-based compensation, (iii) the addition of expenses incurred associated with the internal reorganization of legal entities within the leaf tobacco segments of the company to align with operations, including legal, strategic and tax consulting expenses, (iv) the addition of debt retirement expense, (v) the addition of amortization of basis difference related to a former Brazilian subsidiary that is now deconsolidated following the completion of a joint venture in March 2014, and (vi) the subtraction of the Adjusted EBITDA of our former green leaf sourcing operation in Kenya, which is calculated on the same basis as Adjusted EBITDA presented in this table (in fiscal year 2016 we decided to exit green leaf sourcing in the Kenyan market as part of our restructuring program).
10.Items for the twelve months ended December 31, 2021 are derived by adding the items for the nine months ended December 31, 2021 as presented in the table and the combined fiscal year ended March 31, 2021 and subtracting the items for the combined nine months ended December 31, 2020. Items for the twelve months ended December 31, 2020 are derived by adding the items for the combined nine months ended December 31, 2020 and the fiscal year ended March 31, 2020 and subtracting the items for the nine months ended December 31, 2019.

Reconciliation of Combined Leaf Segments Adjusted EBITDA (“Leaf Segments Adjusted EBITDA”)(1) (Unaudited)

	Three Months Ended		Nine Months Ended			Fiscal Year Ended		LTM(7)
(in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020*	December 31, 2019	March 31, 2021*	March 31, 2020	December 31, 2021	December 31, 2020
Leaf - North America segment Operating income	$6,574	$4,475	$17,672	$5,760	$5,880	$8,717	$8,008	$20,629	$7,888
Leaf - Other Regions segment Operating income	29,175	21,100	50,996	23,960	59,016	27,708	69,149	54,744	34,093
Total Combined Leaf Segments Operating income	35,749	25,575	68,668	29,720	64,896	36,425	77,157	75,373	41,981
Less: Debt retirement expense(2)	—	—	—	738	—	781	—	43	738
Plus: Interest income	290	104	1,527	1,541	2,972	2,730	3,821	2,716	2,390
Less: Reorganization items(4)	—	—	—	(93,171)	—	(116,855)	—	(23,684)	(93,171)
Plus: Equity in net income of unconsolidated affiliates	6,040	7,034	5,910	8,793	5,996	12,718	5,916	9,835	8,713
Less: Net loss attributable to noncontrolling interests	133	(149)	3	(631)	(321)	(1,410)	(229)	(776)	(539)
Plus: Depreciation and amortization expense	3,391	7,969	10,231	23,593	23,389	21,773	31,354	8,411	31,558
Leaf Segments EBITDA(1)	45,337	40,831	86,333	156,711	97,574	191,130	118,477	120,752	177,614
Plus: Reserves for doubtful customer receivables	377	1,893	3,250	691	1	4,649	8,715	7,208	9,405
Less: Other income (expense), net	483	(983)	(1,191)	(272)	4,994	(13,391)	11,744	(14,310)	6,478
Plus: Fully reserved recovery of tax(3)	—	—	—	2,938	7,685	2,937	9,039	(1)	4,292
Plus: Restructuring and asset impairment charges	496	2,702	1,972	4,445	892	7,131	5,364	4,658	8,917
Plus: Goodwill Impairment	372	—	372	—	—	—	16,463	372	16,463
Plus: Reorganization Items(4)	—	—	—	(93,171)	—	(116,855)	—	(23,684)	(93,171)
Plus: Debt Restructuring(5)	908	2,368	2,906	14,987	—	15,853	718	3,772	15,705
Plus: Other adjustments(6)	368	470	942	2,600	2,822	3,085	3,484	1,427	3,262
Leaf Segments Adjusted EBITDA(1)	$47,375	$49,247	$96,966	$89,473	$103,980	$121,321	$150,516	$128,814	$136,009
*Combined (Non-GAAP). See accompanying reconciliations for the combined nine-month period ended December 31, 2020 and the twelve-month period ended March 31, 2021.

1.Leaf Segments EBITDA and Leaf Segments Adjusted EBITDA are not measures of results of operations under generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to other U.S. GAAP measurements. We have presented Leaf Segments EBITDA and Leaf Segments Adjusted EBITDA to present combined information for the Leaf - North America and Leaf - Other Regions segments for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on the reported results of the Company's leaf tobacco reportable segments separate from the other reportable segment. This presentation provides readers with disaggregated information adjusted for the sporadic impact of the various items identified above. Management acknowledges that there are many items that impact reported results and this list is not intended to present all items that may have impacted these results. These non-GAAP measures and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies. Leaf Segments EBITDA and Leaf Segments Adjusted EBITDA as presented may not equal column or row totals due to rounding.
2.Allocation of benefit based on total consolidated assets.
3.Represents income (included in Other (expense) income, net) from cash received in the period presented from the sale of Brazilian intrastate trade tax credits that had been generated by intrastate purchases of tobacco primarily in prior crop years. The Brazilian states of Rio Grande do Sul and Santa Catarina permit the sale or transfer of excess credits to third parties subject to approval by the related tax authorities. The Company has long-term agreements with these Brazilian state governments regarding the amounts and timing of credits that can be sold. Intrastate trade tax credits that are not able to be sold under existing agreements are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold.
4.Represents expenditures, gains, and losses that were realized or incurred subsequent to the commencement of the Chapter 11 Cases and as a direct result of the Chapter 11 Cases, which are reported as reorganization items in the condensed consolidated statements of operations and allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments and are primarily composed of write-off of unamortized debt issuance costs and discount, fresh start reporting adjustments, legal, valuation, and consulting professional fees pertaining to the Chapter 11 Cases, United States trustee fees, debtor-in-possession financing fees, other debt restructuring costs, gain on settlement of liabilities subject to compromise, and the issuance of exit facility shares.
5.Legal and professional fees incurred in connection with the Chapter 11 Cases, including in preparation for the commencement of the Chapter 11 Cases, not otherwise included in “Reorganization items” and, for the three and nine months ended December 31, 2021, also includes consulting fees incurred in connection with the implementation of process improvements required in connection with the Company’s delayed-draw term loan credit facility established during the current fiscal year, in each case allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments.
6.Includes the following items previously reported as separate adjustments: (i) the addition of unrecovered amounts expensed directly to cost of goods and services sold in the income statement for abnormal yield adjustments or unrecovered amounts from prior crops (normal yield adjustments are capitalized into the cost of the current crop and are expensed as cost of goods and services sold as that crop is sold) , (ii) the addition of non-cash employee stock-based compensation, (iii) the addition of expenses incurred associated with the internal reorganization of legal entities within the leaf tobacco segments of the company to align with operations, including legal, strategic and tax consulting expenses, (iv) the addition of debt retirement expense, (v) the addition of amortization of basis difference related to a former Brazilian subsidiary that is now deconsolidated following the completion of a joint venture in March 2014, and (vi) the subtraction of the Adjusted EBITDA of our former green leaf sourcing operation in Kenya, which is calculated on the same basis as Adjusted EBITDA presented in this table (in fiscal year 2016 we decided to exit green leaf sourcing in the Kenyan market as part of our restructuring program). Such items not attributable solely to leaf operations are allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments.
7.Items for the twelve months ended December 31, 2021 are derived by adding the items for the nine months ended December 31, 2021 as presented in the table and the combined fiscal year ended March 31, 2021 and subtracting the items for the combined nine months ended December 31, 2020. Items for the twelve months ended December 31, 2020 are derived by adding the items for the combined nine months ended December 31, 2020 and the fiscal year ended March 31, 2020 and subtracting the items for the nine months ended December 31, 2019.

Reconciliation of Other Products and Services Segment Adjusted EBITDA (“Adjusted EBITDA”)(1) (Unaudited)

	Three Months Ended		Nine Months Ended			Fiscal Year Ended		LTM(10)
(in thousands)	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020*	December 31, 2019	March 31, 2021*	March 31, 2020	December 31, 2021	December 31, 2020
Other Products and Services segment Operating loss	(5,527)	(12,095)	(24,788)	(68,663)	(49,219)	(96,430)	(88,766)	$(52,555)	$(108,210)
Less: Debt retirement expense (benefit)(2)	—	—	—	90	—	47	—	(43)	90
Plus: Interest income (expense)	26	21	29	65	(7)	44	28	8	100
Less: Reorganization items(3)	—	—	—	(12,812)	—	10,872	—	23,684	(12,812)
Plus: Equity in net (loss) income of unconsolidated affiliates	62	529	89	1,362	733	1,515	(31)	242	598
Less: Net loss attributable to noncontrolling interests	(89)	94	(422)	(871)	(585)	(5,872)	(5,429)	(5,423)	(5,715)
Plus: Depreciation and amortization expense	423	1,837	1,753	6,288	2,614	6,646	4,474	2,111	8,148
Other Products and Services segment EBITDA(1)	(4,927)	(9,802)	(22,495)	(47,355)	(45,294)	(93,272)	(78,866)	(68,412)	(80,927)
Plus: Reserves for doubtful customer receivables	—	—	18	7	—	14	—	25	7
Less: Other (expense) income, net	(319)	5,653	(299)	2,470	(933)	3,237	(9,611)	468	(6,208)
Plus: Restructuring and asset impairment charges	65	5,072	5,681	5,112	—	5,252	281	5,821	5,393
Plus: Goodwill Impairment	—	—	—	—	—	1,082	17,295	1,082	17,295
Plus: Reorganization Items(3)	—	—	—	(12,812)	—	10,872	—	23,684	(12,812)
Plus: Debt Restructuring(4)	98	970	380	6,827	—	7,737	688	1,290	7,515
Plus: Write-down of US hemp inventory(5)	—	—	1,913	19,320	—	29,528	1,165	12,121	20,485
Plus: Costs associated with transformation related to "One Tomorrow" new business initiatives, not anticipated to be recurring costs(6)	—	47	—	110	13,821	110	14,441	—	730
Less: Criticality Adjusted EBITDA(7)	(81)	(1,680)	(868)	(3,955)	(759)	(4,228)	(1,938)	(1,141)	(5,134)
Less: Canadian Cannabis Adjusted EBITDA(8)	—	(879)	—	(7,409)	(7,944)	(9,846)	(10,009)	(2,437)	(9,474)
Plus: Other adjustments(9)	—	—	—	87	610	44	602	(43)	79
Other Products and Services Segments Adjusted EBITDA(1)	$(4,364)	$(6,807)	$(13,336)	$(19,810)	$(21,227)	$(27,796)	$(22,836)	$(21,322)	$(21,419)
*Combined (Non-GAAP). See accompanying reconciliations for the combined nine-month period ended December 31, 2020 and the twelve-month period ended March 31, 2021.

1.Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA are not measures of results of operations under generally accepted accounting principles in the United States (“U.S. GAAP”) and should not be considered as an alternative to other U.S. GAAP measurements. We have presented these non-GAAP measures to adjust for the items identified above because we believe that it would be helpful to the readers of our financial information to understand the impact of these items on the reported results of the Company's Other Products and Services Segment, separate from its other reportable segments. This presentation of Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA provides readers with disaggregated information adjusted for the sporadic impact of various items identified above. Management acknowledges that there are many items that impact reported results and this list is not intended to present all items that may have impacted these results. Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA and any ratios calculated based on these measures are not necessarily comparable to similarly-titled measures used by other companies. Other Products and Services Segment EBITDA and Other Products and Services Segment Adjusted EBITDA as presented may not equal column or row totals due to rounding.
2.Allocation of benefit based on total consolidated assets.
3.Represents expenditures, gains, and losses that were realized or incurred subsequent to the commencement of the Chapter 11 Cases and as a direct result of the Chapter 11 Cases, which are reported as reorganization items in the condensed consolidated statements of operations and allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments and are primarily composed of write-off of unamortized debt issuance costs and discount, fresh start reporting adjustments, legal, valuation, and consulting professional fees pertaining to the Chapter 11 Cases, United States trustee fees, debtor-in-possession financing fees, other debt restructuring costs, gain on settlement of liabilities subject to compromise, and the issuance of exit facility shares.
4.Legal and professional fees incurred in connection with the Chapter 11 Cases, including in preparation for the commencement of the Chapter 11 Cases, not otherwise included in “Reorganization items” and, for the three and nine months ended December 31, 2021, also includes consulting fees incurred in connection with the implementation of process improvements required in connection with the Company’s delayed-draw term loan credit facility established during the current fiscal year, in each case allocated to the segment based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments.
5.Write-offs of U.S. Industrial hemp inventory driven by a shift in expected future product mix in response to market supply conditions and continued market price compression and, for the nine months ended December 31, 2021, the write-off of the Company's remaining industrial hemp CBD extraction equipment and related non-refundable deposits that will not be utilized.
6.Includes expenses incurred associated with the development and initial implementation of the "One Tomorrow" business transformation strategy, including business development expenses consisting of legal, strategic consulting, business brokerage and other professional fees, communications expenses consisting principally of fees to branding consultants and for translation services, and human resources expenses, including primarily professional fees related to recruiting and employee communications.
7.Adjusted EBITDA attributable to our investment in Criticality, LLC ("Criticality") to the extent included in our consolidated results of operations, which is calculated on the same basis as Adjusted EBITDA presented in this table. Criticality was engaged in the extraction of cannabidiol ("CBD") from industrial hemp and other applications for industrial hemp. In December 2020, we commenced actions to exit operations of the industrial hemp businesses, including the production and sale of products containing extracts of industrial hemp, including CBD products, by Criticality. Criticality’s CBD extraction facility has ceased operations.
8.Adjusted EBITDA attributable to our investments in Figr Brands, Inc., Canada’s Island Garden Inc. and Figr Norfolk Inc. (the "Canadian Cannabis Subsidiaries") to the extent included in our consolidated results of operations, which is calculated on the same basis as Adjusted EBITDA presented in this table. The Canadian Cannabis Subsidiaries collectively operated businesses, under licenses issued by Health Canada, for the production and sale of cannabis products to retailers in Canada. The Canadian Cannabis Subsidiaries were the only subsidiaries of Pyxus engaged in such business. On January 21, 2021, the Canadian Cannabis Subsidiaries applied for relief from their respective creditors pursuant to Canada’s Companies’ Creditors Arrangement Act and the results of operations of the Canadian Cannabis Subsidiaries have been deconsolidated from our consolidated results for periods commencing on January 21, 2021. In May 2021, definitive agreements for the sale of the outstanding equity of Canada’s Island Garden Inc. and Figr Norfolk Inc. and certain intangible assets of Figr Brands, Inc. were entered into in connection with our decision to exit the Canadian cannabis business, with the sale of the equity of Canada's Island Garden, Inc. and certain intangible assets of FIGR Brands, Inc. being completed on June 28, 2021 and the sale of the assets of Figr Norfolk Inc. being completed on January 28, 2022.
9.Includes the addition of non-cash employee stock-based compensation and debt retirement expense, which previously were reported as separate adjustments, allocated to the segments based on the internal methodologies consistently applied to the allocation of analogous items to the Company's segments.
10.Items for the twelve months ended December 31, 2021 are derived by adding the items for the nine months ended December 31, 2021 as presented in the table and the combined fiscal year ended March 31, 2021 and subtracting the items for the combined nine months ended December 31, 2020. Items for the twelve months ended December 31, 2020 are derived by adding the items for the combined nine months ended December 31, 2020 and the fiscal year ended March 31, 2020 and subtracting the items for the nine months ended December 31, 2019.

RECONCILIATION OF ITEMS FOR THE COMBINED PERIODS

Pyxus International, Inc. (the “Company,” “we” or “us”) applied Financial Accounting Standards Board (“FASB”) ASC Topic 852 – Reorganizations (“ASC 852”) in preparing our condensed consolidated financial statements. For periods subsequent to the commencement of the Chapter 11 Cases on June 15, 2020, ASC 852 requires distinguishing transactions associated with the reorganization separate from activities related to the ongoing operations of the business. Upon the effectiveness of the Plan and the emergence of the Debtors from the Chapter 11 Cases, the Company determined it qualified for fresh start reporting under ASC 852, which resulted in the Company becoming a new entity for financial reporting purposes on the August 24, 2020 Effective Date of the Plan. The Company elected to apply fresh start reporting using a convenience date of August 31, 2020. The Company evaluated and concluded the events between August 24, 2020 and August 31, 2020 were not material to the Company's financial reporting on both a quantitative or qualitative basis. Due to the application of fresh start reporting, the pre-emergence and post-emergence periods are not comparable. The lack of comparability is emphasized by the use of a “black line” to separate the Predecessor and Successor periods in the Company’s condensed consolidated financial statements. References to “Successor” relate to the Company’s financial position and results of operations after August 31, 2020. References to “Predecessor” relate to the financial position and results of operations on or before August 31, 2020.

We do not believe that reviewing the results for Predecessor and Successor periods in isolation would be useful in identifying any trends in or reaching any conclusions regarding our overall operating performance. Management believes that, for periods that span the Effective Date of the Plan, operating metrics for the Successor period when combined with the Predecessor period provides more meaningful comparisons to other periods and are useful in identifying current business trends. Accordingly, the tables below present the combined results for the fiscal year ended March 31, 2021 and the nine months ended December 31, 2020. The combined results (referenced as “Combined (Non-GAAP)”) for the fiscal year ended March 31, 2021 represent the sum of the reported amounts for the Predecessor period from April 1, 2020 through August 31, 2020 combined with the Successor period from September 1, 2020 through March 31, 2021. The combined results (referenced as “Combined (Non-GAAP)”) for the nine months ended December 31, 2020 represent the sum of the reported amounts for the Predecessor period for five months from April 1, 2020 through August 30, 2020, respectively, combined with the Successor period from September 1, 2020 through December 31, 2020. These combined results are not considered to be prepared in accordance with U.S. GAAP and have not been prepared as pro forma results under applicable regulations. The combined operating results are presented for supplemental purposes only, may not reflect the actual results we would have achieved absent our emergence from bankruptcy, may not be indicative of future results and should not be viewed as a substitute for the financial results of the Predecessor period and Successor period presented in accordance with GAAP.

Year Ended March 31, 2021

Consolidated
Pyxus International, Inc.	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Seven months ended March 31, 2021	Five months ended August 31, 2020	Year ended March 31, 2021
Sales and other operating revenues	$884,328	$447,600	$1,331,928
Total cost of goods and services sold	767,855	402,594	1,170,449
Gross profit	116,473	45,006	161,479
Selling, general, and administrative expenses	110,007	87,858	197,865
Other expense, net	(9,615)	(539)	(10,154)
Restructuring and asset impairment charges	11,817	566	12,383
Goodwill impairment	1,082	—	1,082
Operating loss	(16,048)	(43,957)	(60,005)
Loss on deconsolidation of subsidiaries	70,242	—	70,242
Debt retirement expense	—	828	828
Interest expense, net	55,376	45,190	100,566
Reorganization items	—	105,984	105,984
Income tax expense	13,215	292	13,507
Income from unconsolidated affiliates	11,875	2,358	14,233
Net loss attributable to noncontrolling interests	(6,320)	(962)	(7,282)
Net (loss) income attributable to Pyxus International, Inc.	$(136,686)	$19,037	$(117,649)

Leaf - North America Segment

	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Seven months ended March 31, 2021	Five months ended August 31, 2020	Year ended March 31, 2021
Operating income	$8,341	$376	$8,717

Leaf - Other Regions Segment

	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Seven months ended March 31, 2021	Five months ended August 31, 2020	Year ended March 31, 2021
Operating income (loss)	$28,736	$(1,028)	$27,708

Other Products and Services Segment

	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Seven months ended March 31, 2021	Five months ended August 31, 2020	Year ended March 31, 2021
Operating loss	$(53,125)	$(43,305)	$(96,430)

Nine months ended December 31, 2020 (Unaudited)

Pyxus International, Inc.	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Four months ended December 31, 2020	Five months ended August 31, 2020	Nine months ended December 31, 2020
Sales and other operating revenues	$497,394	$447,600	$944,994
Cost of goods and services sold	424,498	402,594	827,092
Gross profit	72,896	45,006	117,902
Selling, general, and administrative expenses	61,627	87,858	149,485
Other income (expense), net	2,736	(539)	2,197
Restructuring and asset impairment charges	8,991	566	9,557
Operating loss	5,014	(43,957)	(38,943)
Debt retirement expense	—	828	828
Interest expense, net	(32,921)	45,190	78,111
Reorganization items	—	105,984	105,984
Income tax (benefit) expense	(6,091)	292	(5,799)
Income from unconsolidated affiliates	7,798	2,358	10,156
Net loss attributable to noncontrolling interests	(540)	(962)	(1,502)
Net (loss) income attributable to Pyxus International, Inc.	$(13,478)	$19,037	$5,559

Leaf - North America Segment

	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Four months ended December 31, 2020	Five months ended August 31, 2020	Nine months ended December 31, 2020
Operating income	$5,384	$376	$5,760

Leaf - Other Regions Segment

	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Four months ended December 31, 2020	Five months ended August 31, 2020	Nine months ended December 31, 2020
Operating income (loss)	$24,988	$(1,028)	$23,960

Other Products and Services Segment

	Successor	Predecessor	Combined (Non-GAAP)
(in thousands)	Four months ended December 31, 2020	Five months ended August 31, 2020	Nine months ended December 31, 2020
Operating loss	$(25,358)	$(43,305)	$(68,663)